23 Mar 2006 1:49PM 604-888-7379

Entity # C9588-2002
Document Number: 20060182341-07
Date Filed: 3/23/2006 2:25:04 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
HIGHLAND CLAN CREATIONS CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
25,000,000 SHARES OF COMMON STOCK AT A PAR VALUE OF $0.001 PER SHARE.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
350,000,000 SHARES OF COMMON STOCK AT A PAR VALUE OF $0.001 PER SHARE.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
THE COMPANY WILL ISSUE FOURTEEN (14) SHARES FOR EACH ONE (1) SHARE OF COMMON STOCK OF THE COMPANY ISSUED AND OUTSTANDING ON THE EFFECTIVE DATE OF THE FORWARD SPLIT.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
NO FRACTIONAL SHARES WILL BE ISSUED.

7. Effective date of filing (optional): April 4, 2006

8. Officer Signature: Brent McMullin — DIRECTOR
Signature — Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

March 23, 2006

Job Number	Corporation Number	
C20060323-2178	C9588-2002	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Stock Split	20060182341-07	March 23, 2006 02:25:04 PM

Corporation Name	Resident Agent
HIGHLAND CLAN CREATIONS CORP.	NEVADA AGENCY & TRUST COMPANY

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138